AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          INTERNET VENTURE GROUP, INC.

                              A FLORIDA CORPORATION

                                       AND

                                GEEWHIZ.COM, INC.

                               A TEXAS CORPORATION

                            DATED: JANUARY ____, 2000

                      AGREEMENT AND PLAN OF REORGANIZATION

                          INTERNET VENTURE GROUP, INC.

                                       AND

                                GEEWHIZ.COM, INC.

         This Agreement and Plan of Reorganization ("Agreement"), dated as of January ____, 2000, among INTERNET VENTURE GROUP, INC. ("IVG"), a Florida corporation, GEEWHIZ.COM, INC. ("GWI") , a Texas corporation, and the participating shareholders of GEEWHIZ.COM, INC. ("Shareholders") who will join this agreement by execution of the Consent/Exchange Agreement (Exhibit "A") concurrent with or immediately after closing.

                              W I T N E S S E T H:

         A. WHEREAS, IVG and GWI are corporations duly organized under the laws of the State of Florida and Texas, respectively.

         B. PLAN OF REORGANIZATION. The GWI Shareholders are the owners of at least 80% of the issued and outstanding common stock of GWI. It is the intention that at least 80% of the issued and outstanding stock of GWI shall be acquired by IVG in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. EXCHANGE OF SHARES. IVG and GWI and participating Shareholders agree that at least 80% of the common shares issued and outstanding of GWI shall be exchanged with IVG for shares of the restricted stock of IVG. The pro rata numbers of the IVG shares, after the Effective Date, shall be delivered to the Exchange Agent as hereinafter defined, for the participating shareholders in exchange for their GWI shares as hereinafter set forth, and the shares allocated to the trustee for GWI shareholders shall be delivered to said trustee by the Exchange Agent.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Florida Statutes.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                THE CONSIDERATION

         1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), Shareholders of at least 80% of the outstanding shares of GWI shall exchange their shares of GWI for common shares of IVG common stock on a one share of GWI for 4.5 shares of IVG basis. The transactions contemplated by this Agreement shall be completed on an Effective Date ("Effective Date") which shall be as soon as possible after all shareholder approvals, if any are required, are obtained in accordance with law as set forth in this Agreement, but no later than 30 days after date hereof.

         Prior to the Effective Date, all of the documents to be furnished to IVG and GWI, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until all preconditions have been performed or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 At the Effective Date, GWI shall become at least an 80% owned subsidiary of IVG. GWI's shareholder shall receive pro rata shares of $.0001 par value voting common stock as follows:

                  IVG shall issue 4.5 shares of common stock for each of the outstanding common shares of GWI owned by participating shareholders of GWI, pro rata to the shareholders of GWI.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares of GWI, in accordance with the applicable laws and subject to the other provisions hereof, it shall become effective. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Effective Date.

                                   ARTICLE II

                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The shares of $.0001 par value common stock of IVG shall be issued by it to GWI shareholders within 15 days after Effective Date.

         2.2 IVG represents that no outstanding options or warrants for its unissued shares exist. All preferred stock of IVG due for redemption as of the date hereof shall have been redeemed as of Effective Date, if any.

         2.3 The stock transfer books of GWI shall be closed on the Effective Date, and thereafter no transfers of the stock of GWI shall be made. GWI shall appoint GWI as exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of GWI, and to deliver in exchange for such surrendered certificates, shares of common stock of IVG. The authorization of the Exchange Agent may be terminated by IVG after six months following the Effective Date. Upon termination of such authorization, any shares of GWI and any funds held by the Exchange Agent for payment to GWI shareholders pursuant to this Agreement shall be transferred to IVG or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of GWI are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of IVG (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of GWI shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.4 No fractional shares of IVG stock shall be issued as a result of the Agreement. Shares shall be rounded to nearest whole share.

         2.5 At the Effective Date, each holder of a certificate or certificates representing common shares of GWI, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein. Upon such presentation, surrender, and exchange as provided in Section 2.5, certificates representing shares of GWI previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of GWI at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of GWI have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III

                           REPRESENTATIONS, WARRANTIES
                       AND COVENANTS OF GEEWHIZ.COM, INC.

         No representations or warranties are made by any director, officer, employee or shareholder of GWI as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "GWI Disclosure Statement"), if any. GWI hereby represents, warrants and covenants to IVG, as follows:

         3.1 GWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of GWI are complete and accurate, and the minute books of GWI contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of GWI.

         3.2 The aggregate number of shares which GWI is authorized to issue is 10,000,000 shares of common stock of which 5,844,111 shares are issued and outstanding, and options are outstanding for approximately 1,100,000 shares.

         3.3 GWI has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by GWI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of GWI.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by GWI's Board of Directors.

         3.6 GWI has delivered to IVG consolidated audited financial statements of GWI, as of December 31, 1998 which includes audited statements for the year ended December 31, 1997. All such statements, herein sometimes called "GWI Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of GWI for the periods included. The December 31, 1998 statements will have been prepared in accordance with generally accepted accounting principles.

         3.7 Since the dates of the GWI Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise of GWI.

         3.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of GWI, threatened against GWI or affecting any of its assets or properties, and GWI is not in any material breach or violation of or default under any contract or instrument to which GWI is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by GWI under any contract or other instrument to which GWI is a party or by which it or any of its properties may be bound or affected, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to GWI, except as disclosed on Schedule 3.8 regarding a former employee.

         3.9 All liability of GWI has been properly provided for and is adequate to comply with all regulatory requirements regarding same.

         3.10 The representations and warranties of GWI shall be true and correct as of the date hereof and as of the Effective Date.

         3.11  GWI has no employee benefit plan.

         3.12 No representation or warranty by GWI in this Agreement, the GWI Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.13 INTELLECTUAL PROPERTY. Except for U.S. Patents #5,211,699 and #5,575,553 in which GWI holds a non-exclusive license, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of GWI's business, whether registered or unregistered (collectively the "Proprietary Rights") are owned by GWI, except as to the specific patents excluded above. To the knowledge of each Seller and GWI, GWI created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the foregoing Proprietary Rights that are not in the public domain stand solely in the name of GWI and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to any Seller or GWI and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of each Seller and GWI, GWI's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of any Seller or GWI, threatened to the effect that the operations of GWI infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of each Seller and GWI there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of each Seller and GWI, threatened to the effect that any such Proprietary Rights owned or licensed by GWI, or which GWI otherwise has the right to use, is invalid or unenforceable by GWI and there is no reasonable basis for any such claim (whether or not pending or threatened). GWI has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of Seller.

         3.14 A. LIENS. Except as disclosed on Schedule 3.14(a), no one other than GWI has any right, title, interest, lien, claim, security interest, restriction or encumbrance in, on or to GWI's assets.

                  B. MATERIAL CONTRACTS. Other than as disclosed on Schedule 3.14(b), GWI does not have any material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing or inchoate.

                  C. NO UNDISCLOSED LIABILITIES. GWI does not have any material liabilities or obligations, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in GWI's Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any Exhibit or Schedule to this Agreement, and (iii) liabilities not in excess of $2,000 in the aggregate.

                  D.  ENVIRONMENTAL  MATTERS.(i)  GWI has not received notice of any violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by GWI that has not been fully and finally resolved; (ii) All permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws") relating to assets now owned or operated by GWI or any of its subsidiaries, including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants"), have been obtained and are effective, and, with respect to assets previously owned or operated by GWI, were obtained and were effective during the time of GWI's operation; (iii) to the knowledge of GWI, no conditions exist on, in or about the properties now or previously owned or operated by GWI or any third-party properties to which any Pollutants generated by GWI were sent or released that could give rise on the part of GWI to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the occurrence of costs to avoid any such liability or claim; and
(iv) to the knowledge of GWI, all operators of GWI's assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to GWI's assets.

                                   ARTICLE IV

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF

                          INTERNET VENTURE GROUP, INC.

         No representations or warranties are made by any director, officer, employee or shareholder of IVG as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         IVG hereby represents, warrants and covenants to GWI, except as stated in the IVG Disclosure Statement, as follows:

         4.1 IVG is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of IVG, copies of which have been delivered to GWI, are complete and accurate, and the minute books of IVG contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of IVG.

         4.2 The aggregate number of shares which IVG is authorized to issue is 100,000,000 shares of common stock with a par value of $.001 per share, of which 4,000,000 shares of such common stock will be issued and outstanding, fully paid and non-assessable, prior to Effective Date under this agreement (after a one for 24 reverse split). IVG has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. No preferred stock of IVG is outstanding.

         4.3 IVG has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. The execution of this Agreement has been duly authorized and approved by the IVG's Board of Directors.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by IVG will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of IVG.

         4.5 IVG will bring all of its SEC filings current within 10 days after the date of closing, and has provided audited financials for the prior three fiscal years.

         4.6 IVG has delivered to GWI financial statements of IVG dated December 31, 1998. All such statements, herein sometimes called "IVG Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of GWI of the periods indicated. All statements of IVG will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the IVG Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of IVG. IVG does not have any material liabilities or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise).

         4.8 IVG has delivered to GWI a list of all pending legal proceedings involving IVG (none), none of which will affect them, and except for these proceedings, there are no pending legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of IVG, threatened against IVG or affecting any of its assets or properties, and IVG is not in any material breach or violation of or default under any contract or instrument to which IVG is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by IVG under any contract or other instrument to which IVG is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to IVG.

         4.9 IVG shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition, or issue any new shares.

         4.10  IVG is not a party to any contract performable in the future.

         4.11 The representations and warranties of IVG shall be true and correct as of the date hereof and as of the Effective Date.

         4.12 IVG has delivered, or will deliver within two weeks of the date of this Agreement, to GWI, all of its corporate books and records for review, true and correct copies of IVG tax returns, if any. IVG will also deliver to GWI on or before the Effective Date any reports relating to the financial and business condition of IVG which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.13  IVG has no employee benefit plan in effect at this time.

         4.14 No representation or warranty by IVG in this Agreement, the IVG Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         4.15 IVG agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of GWI and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and IVG expressly assumes such indemnification obligations of GWI.

         4.16 A. LIENS. Except as disclosed on Schedule 4.7, no one other than IVG any right, title, interest, lien, claim, security interest, restriction or encumbrance in, on or to IVG;s assets.

                  B. MATERIAL CONTRACTS. Other than as disclosed on Schedule 4.7, IVG does not have any material obligation, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, oral or written, fixed or contingent due or to become due, existing or inchoate.

                  C. NO UNDISCLOSED LIABILITIES.  IVG does not have any material liabilities or obligations, including, without limitation, contingent liabilities for the performance of any obligatioin, except for (i) liabilities or obligations which are disclosed or fully provided for in IVG's Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any Exhibit or Schedule to this Agreement, and (iii) liabilities not in excess of $2,000 in the aggregate.

                                    ARTICLE V

              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

         5.1 a. This Agreement shall be duly submitted to the shareholders of GWI for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by GWI, such date to be the earliest practicable date. The Board of Directors of GWI, subject to the Board's fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of GWI shareholders of this Agreement and the transactions contemplated herein. GWI shall take all reasonable and necessary steps and actions to comply with and to secure GWI shareholder approval of this Agreement and regulations of such states.

         5.1 b. A majority of IVG shareholders shall have approved this Agreement, in writing and notice pursuant to Florida Statutes shall have been provided to non-consenting shareholders.

         5.2 At all times prior to the Effective Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.3 IVG and GWI shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                               PROCEDURE EXCHANGE

         6.1 At the Effective Date, the exchange shall be effected as set forth in Florida Revised Statutes with common stock certificates of IVG being exchanged for GWI common stock certificates as and when submitted to the transfer agent under Article 2.3 hereof, and GWI shall become subsidiary of IVG.

                                   ARTICLE VII

                           CONDITIONS PRECEDENT TO THE
                          CONSUMMATION OF THE EXCHANGE

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 GWI and IVG shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Effective Date and IVG and GWI shall provide the other at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Effective Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of GWI duly and properly called for such purpose in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for GWI and IVG.

         7.5 The representations and warranties made by GWI and IVG in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective Date because of (1) changes caused by transactions suggested or approved in writing by GWI or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of IVG or GWI during or arising after the date of this Agreement.)

         7.6  GWI shall have furnished IVG with:

         (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of GWI approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of GWI;

         (2) a certified copy of a resolution or resolutions duly adopted by a majority of all of the classes of outstanding shares of GWI capital stock approving this Agreement and the transactions contemplated by it;

         (3) an agreement from each "affiliate" of GWI as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; (b) none of the shares of IVG common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate will not sell or in any way reduce his risk relative to any IVG common stock received pursuant to this Agreement until such time as financial results covering at least 30 days of post-closing date combined operations shall have been published by IVG on SEC Form 10-Q or otherwise; and (d) the affiliate acknowledges that IVG is under no obligation to register the sale, transfer, or the disposition of IVG common stock by the affiliate or to take any action necessary in order to make an exemption from registration available to the affiliate, but understands that IVG will satisfy the public information requirements of Rules 144 and 145 during the three-year period following the Effective Date.

         (4) Each participating shareholder of GWI shall sign a Consent/ Subscription Agreement as contained on Exhibit "A".

         7.7 IVG shall furnish GWI with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of IVG and a majority of the shareholders of IVG, approving this Agreement and the transactions contemplated by it.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of GWI) prior to the Effective Date:

         (a)      By mutual consent of GWI and IVG;

         (b) By GWI or IVG, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

         (c) By GWI or IVG, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

         (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

         (e) By any party if the Agreement Effective Date is not within 30 days from the date hereof.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        TERMINATION OF REPRESENTATION AND
                        WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument. Counterparts shall include the execution of the Exchange Agreement and Representations by all shareholders.

         10.3 Within 20 days after Closing hereunder, IVG shall complete a merger of the then subsidiary, GWI, with IVG pursuant to Florida Statutes 607,1101-1107, such merger providing that the share ratio for the exchange shall be 4.5 IVG shares for each share of GWI held by private shareholders.

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of GWI.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Internet Venture Group, Inc.:
c/o Michael A. Littman, Esq.
10200 W. 44th Ave., #400
Wheat Ridge, Co  80033
(303) 422-8127

To GeeWhiz.com, Inc.:
9307 W. Sam Houston Parkway, Suite #100
Houston, TX  77099
(713) 596-9308

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Parties. However, either IVG or GWI may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 IVG agrees that upon Effective Date its directors will appoint the directors designated by GWI as specified by GWI.

         IN WITNESS WHEREOF, the parties have set their hands and seals this _____ day of January, 2000.

Consented and Agreed                        Internet Venture Group, Inc.

/s/Thomas McCrimmon                          /s/Elorian Landers
______________________                      By:__________________
Thomas McCrimmon                                     President

                                                       /s/Eden Kim
                                            Attest:________________
                                                     Secretary


Consented and Agreed                        GeeWhiz.com, Inc.

/s/Bert Cutler                               /s/Elorian Landers
_____________________                       By:___________________
Bert Cutler                                          President

                                                       /s/Eden Kim
                                            Attest:_________________
                                                     Secretary